PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of June 16, 2009 ("Effective Date"), is entered into between CARDINALPOINTE CAPITAL GROUP, LLC, a Connecticut limited liability company having an address at 333 Seventh Avenue, Third Floor, New York, NY 10001 ("Seller"), and eFridge, LLC, a [New Jersey] corporation having an address at 1072 Madison Avenue, Lakewood, NJ 08701 ("Purchaser") and eROOMSYSTEM TECHNOLOGIES, INC., a [New Jersey] corporation having an address at 1072 Madison Avenue, Lakewood, NJ 08701 ("ERMS").

WITNESSETH:

WHEREAS, Seller has acquired all right, title and interest of Kooltech SPE, LLC ("SPE") in and to the Assets (as hereinafter defined) in satisfaction of amounts owing to Seller by SPE.

WHEREAS, in connection with the acquisition of the Assets, Seller obtained certain rights pursuant to (a) an Acceptance and Agreement executed by SPE and David Friedland and (b) an Agreement executed by Seller and Morris Talansky (the "Friedland and Talansky Agreements").

WHEREAS, the Assets consist of all equipment and tangible personal property of any nature owned or leased by SPE, including mini-bars and spa baskets, whether held in inventory or installed in hotels (the "Equipment"); all revenue from Equipment; all software relating to Equipment; all of SPE's deposit accounts; all other personal property and fixtures of SPE, including all inventory, equipment, general intangibles (including, without limitation, payment intangibles and software), chattel paper, supporting obligations, investment property, instruments, securities, contract rights, stock in direct and indirect subsidiaries, machinery, deposit accounts, letter-of-credit rights, intellectual property, copyrights, trademarks, patents and licenses to use patents, and tradestyles.

WHEREAS, Seller desires to sell the Assets and assign its rights under the Friedland and Talansky Agreements to Purchaser;

WHEREAS, Purchaser desires to purchase the Assets and assume Seller's rights under the Friedland and Talansky Agreements; and

NOW, THEREFORE, for valuable consideration and intending to be legally bound, the parties hereto agree as follows:

1. Purchase of Equipment. On the Effective Date, Seller hereby sells, assigns, transfers, conveys, grants, bargains, sets over, releases, delivers, and confirms unto Purchaser, its successors and assigns, forever, the Assets. Seller represents and warrants to Purchaser that the Assets are free and clear of mortgages, liens, and encumbrances of any kind, or any conditional sale agreements or other title retention agreements, except as set forth in the Hotel Contracts. All of the Assets are being sold in "AS-IS" condition, without any warranty of any kind, except as expressly set forth in this Agreement.

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2. Assignment and Assumption of Friedland and Talansky Agreements. On the Effective Date, Seller hereby assigns to Purchaser, without recourse, representation or warranty (except as expressly set forth in this Agreement), all of Seller's rights under the Friedland and Talansky Agreements.

3. Purchase Price. (a) The purchase price for the purchase of the Assets and the assignment and assumption of the Friedland and Talansky Agreements (the "Purchase Price") shall be the payment to Seller by Purchaser of an amount equal to thirty percent (30%) of its EBITDA (as hereinafter defined) and an amount equal to thirty percent (30%) of New Equipment Cash Flow (as hereinafter defined). Payment of the Purchase Price shall be made by Purchaser to Seller on a monthly basis within twenty days after the end of each month, based on the Purchaser's EBITDA and the New Equipment Cash Flow for the month then ended.

(b) For purposes of this Agreement, the Purchaser's EBITDA for a given month shall mean the gross earnings of Purchaser (excluding gross earnings related to the New Equipment) on a cash basis during such month, less (i) $8,333.33 as an allocation of general and administrative overhead provided to Purchaser by ERMS, (ii) costs of goods sold (excluding costs of goods sold related to the New Equipment, as defined below) which is paid out in such month, (iii) an allocable share of the labor costs accrued during such month on behalf of Purchaser as the result of the hiring by Purchaser or ERMS of the chief information technology officer of Kooltech, LLC, (iv) payments made to David Friedland pursuant to Section 6 below, and (v) labor costs accrued during such month directly related to the on-site servicing of the Equipment other than the New Equipment (as defined below.

(c) Seller may, in lieu of receiving its distributive share of Purchaser's EBITDA in any given month, choose to reinvest such distributive share in Purchaser. If Seller so elects to reinvest its distributive share of Purchaser's EBITDA, Purchaser and ERMS agree, jointly and severally to invest in Purchaser an amount equal to two and a third times the amount reinvested by Seller. All funds so reinvested by Seller and invested by Purchaser and/or ERMS (collectively, the "Reinvested Funds") shall be used by Purchaser to purchase new Equipment (the "New Equipment") and shall not be used for any other purpose without the consent of Seller.

(d) To the extent New Equipment is purchased in whole or in part with Reinvested Funds, Seller shall receive, in addition to its 30% share of Purchaser's EBITDA as set forth above, 30% of Purchaser's cash flow related to the New Equipment, calculated as set forth below (such cash flow is herein referred to as "New Equipment Cash Flow"). The New Equipment Cash Flow shall mean the gross earnings of Purchaser on a cash basis during such month derived from the New Equipment, less (i) an allocable share of any reasonable and necessary general and administrative expenses of Purchaser incurred solely as the result of the acquisition of such New Equipment. (ii) costs of goods sold with respect to such New Equipment which is paid out in such month, (iii) all payments of principal, interest and taxes due solely as a result of the acquisition and placement of the New Equipment and (iii) labor costs accrued during such month directly related to the on-site servicing of the New Equipment.

(e) Notwithstanding the foregoing, the provisions of this Section 3 are subject to the repayment of loans to ERMS as provided in Section 4 below.

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4. Funding of Purchaser. By its execution of this Agreement, ERMS agrees to loan to Purchaser all funds necessary for Purchaser's daily operations, up to an amount equal to $300,000 at any one time outstanding. In addition, ERMS may loan to Purchaser additional amounts as may be agreed to in writing by Seller, the repayment of which shall be subject to this Section 4. Any loans required or permitted by this Section 4 shall not bear interest and shall be repaid with first available EBITDA or New Equipment Cash Flow before any distribution of the same to Seller pursuant to Section 3 above; provided, however, that the aggregate amount of such loan repayments that may be made before distribution of EBITDA or New Equipment Cash Flow to Seller shall not exceed the maximum amount of such loans outstanding at any point in time. In the event such repayment does not leave Purchaser with sufficient funds available to pay the full amount to Seller as required by Section 3, the unpaid amounts shall be deferred and repaid out of next available EBITDA or next available New Equipment Cash Flow, subject to the prior use of such next available EBITDA or New Equipment Cash Flow to repay ERMS for its loans required or permitted by this Section 4.

5. Purchase of New Equipment. Purchaser and ERMS jointly and severally agree that in the event ERMS or Purchaser or any other subsidiary of ERMS purchase any new Kooltech equipment from the manufacturers thereof or broker the sale of new Kooltech equipment to third parties, they will pay to Seller an amount equal to $30 per mini-bar and $15 per automated basket so purchased or brokered. For purposes of this Section 5, "Kooltech equipment" shall mean any in-room beverage and/or snack delivery system materially similar to any of the Equipment listed on Exhibit A.

6. Engagement of Friedland. Purchaser agrees to engage David Friedland as an independent consultant for a period of twelve months at $2,000 per month, payable monthly on or before the first business day of each month' provided that such payments shall be subject to David Friedland performing consulting services reasonably acceptable to ERMS.

7. Representations and Warranties by Seller. Seller represents and warrants to Purchaser as follows:

(a) Exhibit A is a true and complete list of all Equipment being sold to and purchased by Purchaser pursuant hereto and the locations thereof.

(b) Seller owns the Assets and has the right to transfer title to the Assets as set forth in this Agreement.

(c) Except as may have been previously disclosed to Purchaser in writing, there are no lawsuits, actions or proceedings in which the title to the Assets or the right to possession or use of the Assets, or the condition of the Assets is at issue.

(d) The Friedland and Talansky Agreements are valid and legally binding on the parties thereto or their successors in interest.

(e) The person executing this Agreement on behalf of the Seller is properly authorized to execute the same and this Agreement constituted the legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms.

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8. Representations and Warranties by Purchaser and ERMS. Purchaser and ERMS represent and warrant to Seller that the persons executing this Agreement on behalf of the Purchaser and ERMS are properly authorized to execute the same and this Agreement constituted the legal, valid and binding agreement of the Purchaser and ERMS enforceable against the Purchaser and ERMS in accordance with its terms.

9. Buy-Out Option. (a) Seller hereby grants to Purchaser the right to terminate Seller's rights to receive the share of EBITDA and New Equipment Cash Flow as set forth in Section 3 above (the "Buy-Out Option"), upon payment by Purchaser to Seller of the Buy-Out Payment (as defined below) and on the other terms set forth in this Section 9.

(b) The Buy-Out Payment shall be an amount equal to the greater of (i) $3,000,000 less all amounts paid to Seller pursuant to Section 3 above, or (ii) the fair market value of Seller's rights to receive payments under Section 3 calculated as of the date of the Buy-Out Notice (as defined below). The fair market value of the Seller's rights to receive payments under Section 3 shall be equal to the present value of the reasonably projected payments to Seller pursuant to Section 3 for seven years following the date of the Buy-Out Notice, using a discount rate of 8%. For purposes of the preceding sentence, "reasonably projected payments to Seller" shall take into account (i) historical payments, (ii) the terms of existing contracts with hotels and other providers of overnight accommodations which have been entered into by or assigned to Purchaser, and (iii) the terms of reasonably expected future contracts with hotels and other providers of overnight accommodations which may be entered into by Purchaser during the ensuing seven years.

(c) The Buy-Out Option may be exercised only if Purchaser has no uncured defaults hereunder. The Buy-Out Option shall be exercised by notice from Purchaser to Seller at any time (the "Buy-Out Notice") advising Seller (i) that Purchaser is exercising the Buy-Out Option, (ii) of the amount of the Buy-Out Payment that Purchaser proposes to pay to Seller, and (iii) that the Seller's rights to receive payments under Section 3 shall terminate on the twentieth day following the Seller's receipt of the Buy-Out Notice unless Seller shall notify Purchaser within such 20-day period that Seller objects to the amount of the Buy-Out Payment.

(d) In the event Seller notifies Purchaser that Seller objects to the amount of the Buy-Out Payment, Purchaser and Seller shall use their best efforts to negotiate a mutually acceptable Buy-Out Payment. If either party determines that such efforts to negotiate a mutually acceptable Buy-Out Price will not be successful, such party shall so notify the other and such notice shall state that the appropriate Buy-Out Payment shall be determined as set forth in Section 9(f) of this Agreement.

(e) In the event Seller does not notify Purchaser that Seller objects to the amount of the Buy-Out Payment within 20 days of Seller's receipt of the Buy-Out Notice, Purchaser shall make the Buy-Out Payment to Seller on the 21st day following Seller's receipt of the Buy-Out Notice. If Purchaser does not make such payment to Seller by the end of the 22nd day following the Seller's receipt of the Buy-Out Notice, Purchaser may not attempt to exercise the Buy-Out Option again for at least one year following the date of such Buy-Out Notice.

(f) If the parties cannot negotiate a mutually acceptable Buy-Out Payment, the dispute shall be resolved by binding arbitration conducted in accordance with the

Commercial Rules of the American Arbitration Association, subject to the following requirements: (i) either party may request the appointment of an arbitrator, (ii) both parties shall submit their determination of the Buy-Out Payment to the arbitrator (which shall be one number together with an explanation as to how that number was determined) and the arbitrator shall select one of such determinations as the Buy-Out Payment and may not determine the Buy-Out Payment to be any different amount than one of the amounts submitted by the parties, (iii) the selection of the Buy-Out Payment by the arbitrator shall be based on the arbitrator's determination of which proposed Buy-Out Payment most closely reflects the amount of the Buy-Out Payment as defined in this Agreement, and (iv) the arbitration shall take place in New York, New York. Purchaser shall make the Buy-Out Payment as so determined by the arbitrator within ten calendar days after the parties are notified of the arbitrator's decision. If Purchaser does not make such payment to Seller by the end of the 11th day following notification of the arbitrator's decision, Purchaser shall be responsible for all damages resulting from its failure to make such payment and may not attempt to exercise the Buy-Out Option again for at least two years following the date the parties are notified of the arbitrator's decision.

(g) Upon receipt by Seller of the Buy-Out Payment in accordance with this Section 9, all of Seller's rights to receive payments pursuant to Section 3 shall be terminated.

10. Indemnification.

(a) Seller agrees to indemnify and defend Purchaser and ERMS, and their successors and assigns, and to hold them harmless from and against any and all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorneys' fees) of every kind and description arising from or relating to (i) the operation of the Assets prior to the Effective Date, and (ii) the performance by RSO, SPE or Seller of their respective obligations under the Hotel Contracts prior to the Effective Date; provided that no indemnification is provided with respect to any matter related to the operational condition of the Equipment.

(b) Purchaser agrees to indemnify and defend Seller and its successors and assigns, and to hold them harmless from and against any and all damages, claims, deficiencies, losses, liabilities, obligations, and expenses (including reasonable attorneys' fees) of every kind and description arising from or relating to the operation and maintenance of the Assets on and after the Effective Date.

11. Closing. The purchase and sale of the Assets and the assignment of the Friedland and Talansky Agreements will occur simultaneously with the execution of this Agreement. Upon the execution of this Agreement title to the Assets shall pass to the Purchaser and the Purchaser shall become the assignee of the Friedland and Talansky Agreements. Subsequent to the Effective Date, Seller and Purchaser agree to execute and deliver such amendments, supplements and other modifications hereto and all such additional documents or instruments of further assurance and to take such other actions as Purchaser reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

12. Notices.

(a) All notices pursuant to this Agreement shall be in writing.

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(b) A notice to Seller shall be sufficient in all respects if hand delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, addressed to such party at the following or such other address as provided by written notice made pursuant to this Section 12:

CardinalPointe Capital Group, LLC
333 Seventh Avenue, Third Floor
New York, NY 10001
Attention: Ron Friedman

(c) A notice to Purchaser or ERMS shall be sufficient in all respects if hand delivered, or mailed by first class registered or certified mail, postage and fees prepaid, or if sent by a nationally recognized overnight courier providing proof of delivery, addressed to the following or such other address as provided by written notice made pursuant to this Section 12:

eRoomSystem Technologies, Inc.
1072 Madison Avenue
Lakewood, NJ 08701
Attention: David Gestetner

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14. Miscellaneous.

(a) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument. Electronically transmitted counterparts of executed signature pages of this Agreement shall have the same force and effect as the originals.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

(c) All headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement in any manner.

(d) Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any other portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid provisions thereof eliminated, and it is the declared intention of the parties hereto that they would have executed the remaining portion of the Agreement without including therein any such part or portion which may be declared invalid.

(e) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and assigns.

(f) This Agreement, together with the schedules and exhibits hereto, embodies the entire agreement between the parties hereto and supersedes any and all prior agreements, understandings and representations between the parties hereto. This Agreement may only be changed by written instrument signed by the party to be charged.

(g) Each party shall bear its own costs associated with the transactions contemplated hereby.

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EXHIBIT A

List of All Equipment; Locations

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